AMENDED AND RESTATED

                               PURCHASE AGREEMENT

                                     BETWEEN

                MATSUSHITA-KOTOBUKI ELECTRONICS INDUSTRIES, LTD.,

                                       AND

                               QUANTUM CORPORATION



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                                                        TABLE OF CONTENTS

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1. DEFINITIONS.........................................................................................................1
   1.1. Confidential Information.......................................................................................1
   1.2. DPSG Products..................................................................................................1
   1.3. Engineering Change.............................................................................................1
   1.4. Master Agreement...............................................................................................1
   1.5. Products.......................................................................................................1
   1.6. Product Specifications.........................................................................................1
   1.7. Purchase Order.................................................................................................1
   1.8. Quantum........................................................................................................2
   1.9. Spare Parts....................................................................................................2
   1.10. Technical Information.........................................................................................2
   1.11. Unique Customer Configured Products...........................................................................2
   1.12. WSSG Products.................................................................................................2
2. CONTROLLING DOCUMENT................................................................................................2
   2.1. Controlling Agreement..........................................................................................2
   2.2. Conflicts......................................................................................................2
3. PURCHASE ORDERS.....................................................................................................2
   3.1. Orders.........................................................................................................2
   3.2. European Purchase Orders.......................................................................................3
   3.3. Confirmation...................................................................................................3
   3.4. Contents.......................................................................................................3
   3.5. Emergency Orders...............................................................................................3
   3.6. Shipment Report................................................................................................3
4. FORECASTS/COMMITMENTS...............................................................................................3
   4.1. Purchase Orders................................................................................................3
   [CONFIDENTIAL TREATMENT REQUESTED]
   4.3. European Purchase Commitment...................................................................................4
   4.4. Discontinuance of Model........................................................................................4
5. PRICES..............................................................................................................4
   5.1. Price..........................................................................................................4
   5.2. Special Pricing................................................................................................4
6. CURRENCY............................................................................................................4
7. TAXES...............................................................................................................4
8. PURCHASE ORDER RESCHEDULES AND FORECAST ADJUSTMENTS.................................................................4
9. PAYMENT TERMS.......................................................................................................5
10. TITLE..............................................................................................................5
11. DELIVERY...........................................................................................................6
   11.1. Transportation................................................................................................6
   11.2. Packaging.....................................................................................................6
   11.3. Delivery Times................................................................................................6
12. INSPECTION AND ACCEPTANCE..........................................................................................6
   12.1. MKE Inspection................................................................................................6
   12.2. Quantum Inspection............................................................................................6

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   12.3. Quantum Corrections...........................................................................................7
   12.4. Non-conforming Acceptance.....................................................................................7
   12.5. Lot Failures..................................................................................................7
   12.6. Ongoing Reliability Testing...................................................................................7
   12.7. OEM Customer Inspection.......................................................................................8
13. WARRANTY, PATENT INDEMNIFICATION...................................................................................8
   13.1. MKE Warranty..................................................................................................8
   13.2. Quantum Warranty..............................................................................................8
   13.3. Remedy........................................................................................................8
   13.4. Warranty Costs................................................................................................8
   13.5. Exclusive Remedy..............................................................................................9
   13.6. Warranty and Service by MKE for Sales by MKE to MKE Customers.................................................9
   13.7. Patent Indemnification........................................................................................9
14. ENGINEERING CHANGES................................................................................................9
   14.1. MKE Changes...................................................................................................9
   14.2. Quantum Changes...............................................................................................9
15. SPARE PARTS.......................................................................................................10
   15.1. Spare Parts During Product Manufacture.......................................................................10
   15.2. Prices of Spare Parts During Product Manufacture.............................................................10
   15.3. Spare Parts After Termination of Product Manufacturing.......................................................10
   15.4. Prices for Spare Parts After Termination of Product Manufacturing............................................10
16. DOCUMENTATION.....................................................................................................10
   16.1. Quantum's Brands.............................................................................................10
17. Components........................................................................................................11
18. TERM AND TERMINATION..............................................................................................11
   18.1. Term.........................................................................................................11
   [CONFIDENTIAL TREATMENT REQUESTED]
   18.3. Rights Upon Termination......................................................................................12
19. ARBITRATION.......................................................................................................13
20. GOVERNMENTAL CONSENTS.............................................................................................13
   20.1. Compliance with Laws.........................................................................................13
21. MISCELLANEOUS.....................................................................................................14
   21.1. Nonassignability.............................................................................................14
   21.2. Failure to Enforce...........................................................................................14
   21.3. Governing Law................................................................................................14
   21.4. Severability.................................................................................................14
   21.5. Notices......................................................................................................14
   21.6. Entire Agreement.............................................................................................15
   21.7. Force Majeure................................................................................................15
   21.8. Limitation of Liability......................................................................................15
   21.9. Binding......................................................................................................15
   21.10. Agency......................................................................................................16
   21.11. Headings....................................................................................................16

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   21.12. Trading Company.............................................................................................16

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





                 AMENDED AND RESTATED PURCHASE AGREEMENT BETWEEN
                MATSUSHITA-KOTOBUKI ELECTRONICS INDUSTRIES, LTD.,
                             AND QUANTUM CORPORATION

THIS AMENDED AND RESTATED PURCHASE AGREEMENT is made by and among MATSUSHITA-KOTOBUKI ELECTRONICS INDUSTRIES, LTD., a Japanese corporation, its subsidiaries, IRELAND KOTOBUKI ELECTRONICS INDUSTRIES, LTD., an Irish corporation, and KOTOBUKI ELECTRONICS INDUSTRIES (S) PTE. LTD., a Singapore corporation (collectively, "MKE") and QUANTUM CORPORATION, a Delaware corporation, and its subsidiary QUANTUM PERIPHERALS (EUROPE) SA, a Swiss corporation (hereinafter collectively "Quantum"). This Agreement is entered into as of the 30th day of April, 1997 (the "Effective Date") and is intended to be an amendment and restatement of the Purchase Agreement between the parties dated as of December 1987, as amended.

In consideration of the mutual covenants and promises in this Agreement, the parties agree as follows:

1.       DEFINITIONS.

The following terms, as used in this Agreement, shall have the meanings referenced below:

     1.1. "Confidential Information" shall have the meaning set forth in the Master Agreement.

     1.2. "DPSG Products" shall mean Products designed by Quantum primarily for the storage needs of desktop and portable systems, including by way of example but not limitation, personal computers for home and business use.

     1.3. "Engineering Change" regarding design shall mean any electrical or mechanical changes to the Products or Spare Parts, proposed by Quantum or MKE, which would affect the performance, reliability, safety, serviceability, appearance, dimensions, tolerances, final assembly or Product Specifications of the Products. Regarding manufacturing process, "Engineering Change" shall mean any change to the manufacturing process, proposed by Quantum or MKE, which may affect form, fit, function, quality, and/or reliability of the Products.

     1.4. "Master Agreement" means the Amended and Restated Master Agreement between MKE and Quantum dated as of even date herewith.

     1.5.  "Products" [CONFIDENTIAL TREATMENT REQUESTED].

     1.6. "Product Specifications" shall mean the specifications for the Products mutually agreed by the parties from time to time in accordance with the procedures of the parties in effect on the Effective Date.

     1.7.  "Purchase  Order" shall mean  purchase  orders  submitted to MKE from
Quantum   in   accordance   with   Sections   3   ("Purchase   Orders")   and  4
("Forecasts/Commitments") of this Agreement.

                                       1.

     1.8.   "Quantum"   shall  also  include  any   subsidiary  of  Quantum  not
specifically referenced above.

     1.9. "Spare Parts" shall mean all spare parts for the Products.

     1.10. "Technical Information" shall mean all non-public information and know-how which is proprietary to Quantum or MKE, as the case may be, directly related to the development and manufacturing of any Products, including all inventions, processes and discoveries known, actively used, or hereafter developed by either party with respect thereto during the term of this Agreement. Technical Information shall be mutually exchanged between the parties solely for the purpose of contributing to, or assisting with, the design, manufacturing, marketing, testing and service of the Products, provided that either party has the right to transfer such information without the consent of or payment of royalties to a third party, and further provided that such Technical Information as will be transferred by MKE to Quantum may not be used for Quantum's manufacturing of any product, including the Products, without MKE's prior written consent. Notwithstanding anything to the contrary contained herein, no exchange of Technical Information shall be deemed to transfer, license or otherwise assign from one party to the other party any proprietary rights any party hereto may have in the Technical Information.

     1.11. "Unique Customer Configured Products" shall mean Products based upon standard Products but incorporating changes that may include electrical, hardware interface, firmware and/or form factor made pursuant to the terms of this Agreement. The specifications of such products will be mutually confirmed in writing on an as-needed basis.

     1.12. "WSSG Products" shall mean Products designed by Quantum primarily for the storage needs of storage-intensive applications, including by way of example but not limitation, servers, workstations, disk arrays, networked databases, storage subsystems and mini-computers.

2.       CONTROLLING DOCUMENT.

     2.1. Controlling Agreement. All purchases of the Products by Quantum from MKE shall be subject to the terms and conditions of this Agreement, the Master Agreement and the Exhibits, if any, attached to each. Any additional, inconsistent and conflicting clauses in any Purchase Order, release, acceptance or other written correspondences from one party to the other, are to be considered rejected and of no effect. Any addition to, deletion from or modification of any of the provisions of this Agreement shall be made in writing signed by duly authorized representatives of both parties and shall state that it is an amendment of this Agreement.

     2.2. Conflicts. If a conflict arises between any of the terms in the following documents, the order of precedence shall be: (i) this Agreement, (ii) the Master Agreement, and (iii) written terms on any issued and accepted Purchase Order.

3.       PURCHASE ORDERS.

     3.1. Orders. The purchase and sale of Products and Spare Parts shall be made against specific Purchase Orders placed by Quantum to MKE and accepted by MKE during the term of this Agreement in accordance with the provisions hereof, provided that such acceptance shall not be unreasonably withheld or delayed in accordance with the provisions hereof. Purchase Orders and change orders may be placed by facsimile. A Purchase Order may provide for delivery of the Products for a period up to one hundred eighty (180) days following normal expiration of this Agreement and all terms and conditions of this Agreement shall govern. Subject to the provisions of

                                       2.

Section 18.2 ("Termination"), no Purchase Order is required to be accepted by MKE on and after the expiration or the termination of this Agreement. Any Purchaser Order issued, or to be issued, for any firm commitment of purchase of Products hereunder shall be noncancellable except as otherwise provided for in Sections 11.3 ("Delivery Times") and 21.7 ("Force Majeure") hereof and Quantum shall be responsible for taking deliveries of and paying for all Products set forth in such Purchase Order.

     3.2. European Purchase Orders. All purchase orders from Quantum Peripherals (Europe) SA ("Quantum-Switzerland") to Ireland Kotobuki Electronics Industries, Ltd. ("MKE-Ireland") shall be issued to MKE and the copy of such purchase orders shall be delivered to MKE-Ireland simultaneously with such issuance. Control of order acceptance and production allocation shall be made by MKE.

     3.3. Confirmation. MKE will notify Quantum of receipt of a Purchase Order within five (5) working days after receipt of Quantum's Purchase Order. Confirmation of receipt and acceptance by MKE may be by facsimile. No individual Purchase Order shall be binding upon MKE unless and until accepted in writing by MKE, but such acceptance shall not be unreasonably withheld or delayed.

     3.4. Contents. All Purchase Orders for Products and Spare Parts submitted by Quantum shall state the following: (i) price, (ii) the quantities ordered,
(iii) delivery dates, (iv) destination (which shall be the mutually agreed Quantum facility unless otherwise specifically agreed by the parties), (v) requested method of shipment (and specific carrier if desired) and (vi) Product model or Spare Parts number in accordance with the terms and conditions hereof. Quantum shall use the form of Purchase Order agreed upon by the parties from time to time to place the Purchase Order and emergency orders referred to in
Section 3.5 ("Emergency Orders") below. Any additional or inconsistent terms contained on such form of Purchase Order shall not be applicable and are hereby rejected.

     3.5. Emergency Orders. The monthly rolling forecasts and Purchase Orders placed by Quantum under Sections 3.1 ("Orders") and 4.2 ("Commitments") shall not prevent Quantum from placing emergency orders for Products for delivery up to the quantities as may be agreed to by MKE in accordance with the provisions hereof in less than ninety (90) days and MKE agrees to make reasonable efforts to deliver the Products on the requested schedule but shall have no liability hereunder for failure to deliver such emergency orders on the requested schedule.

     3.6. Shipment Report. MKE will supply Quantum a weekly shipment report for all Products shipped during the past week, which report shall specify the quantity, part number (including revision or configuration level), shipment date and commercial invoice number with the form and method to be mutually agreed upon between the parties.

4.       FORECASTS/COMMITMENTS.

     4.1. Purchase Orders. Quantum will issue a non-cancelable Purchase Order on a monthly basis, on or before the 10th day of such month, [CONFIDENTIAL TREATMENT REQUESTED].

     4.2. [CONFIDENTIAL TREATMENT REQUESTED]

                                       3.

[CONFIDENTIAL TREATMENT REQUESTED]

     4.3. European Purchase Commitment. Quantum warrants and guarantees that Quantum or Quantum's subsidiaries will utilize MKE-Ireland's product first in meeting European demand; provided that Quantum and MKE shall mutually agree as to the timing of any increases in MKE- Ireland's production capacity. Quantum agrees to use diligent efforts to market, sell and promote the Products and Unique Customer Configured Products in Europe through Quantum-Switzerland.

     4.4. Discontinuance of Model. Quantum shall promptly notify MKE of Quantum's decision to discontinue to order any specific model of Product. Notwithstanding any such notice, Quantum shall remain obligated to purchase the specific model of Product pursuant to the application of Section 3.1 ("Orders") and Section 8 ("Purchase Order Reschedules and Forecast Adjustments").

5.       PRICES.

     5.1. Price. The purchase price to Quantum for each item of the Products sold to Quantum shall be agreed to from time to time by the parties.

     5.2. Special Pricing.

          a. In order to obtain business from specific potential customers identified by Quantum and deemed to be in the mutual best interests of Quantum and MKE, Quantum and MKE shall in good faith work together to establish a mutually agreeable price for the Products between MKE and Quantum where such special pricing may be necessary in order for Quantum to obtain the business from such customers.

         b. All prices to Quantum for Products, Unique Custom Configured Products and/or Spare Parts, where MKE's trading company provides export services from Japan, shall be F.O.B. Japanese Port (Osaka, Kobi or their vicinity) as designated by Quantum [CONFIDENTIAL TREATMENT REQUESTED] the Ex-MKE factory price for such Products, Unique Custom Configured Products and/or Spare Parts as set forth in Section 5.1 ("Price") above.

6.       CURRENCY.

         MKE sales of Products and Spare Parts to Quantum shall be in U.S. Dollars.

7.       TAXES.

         The price for the Products includes all taxes necessary to pass title to the Products, Unique Customer Configured Products and Spare Parts to Quantum at the delivery point. In the case of substantially high rate taxes, charges or duties such as 100% sanctions, Quantum and MKE agree to meet immediately and to agree upon a method to resolve such problem. Title to the Products, Unique Customer Configured Products and Spare Parts shall pass to Quantum from MKE ex-MKE Factory unless MKE's Trading Company provides export services, in which event title shall pass to Quantum F.O.B. Japanese Port (Osaka, Kobe or their vicinity) as designated by Quantum.

8.       PURCHASE ORDER RESCHEDULES AND FORECAST ADJUSTMENTS.

          [CONFIDENTIAL TREATMENT REQUESTED]

                                       4.

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                       [CONFIDENTIAL TREATMENT REQUESTED]
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         It is expected  that a significant  portion of Quantum's  business will require special configuration of the Products. Some may be as minor as code changes while others may require special brackets or other hardware changes. Quantum's customers also will change the mix of Products in addition to their configuration with virtually no lead time. Therefore, Quantum shall be able to change the configuration and mix of products on a weekly basis. Quantum and MKE will work together to establish a mutually agreeable procedure for changing the configuration and mix of Products and Unique Customer Configured Products.

9.       PAYMENT TERMS.

         Unless otherwise specifically provided herein, all payments, including without limitation payments for the Products, Unique Customer Configured Products and Spare Parts made by Quantum hereunder shall be payable in U.S. Dollars, [CONFIDENTIAL TREATMENT REQUESTED], in case of Products manufactured in Japan and [CONFIDENTIAL TREATMENT REQUESTED], in case of Products manufactured in Ireland or Singapore, after delivery of the Products, Unique Customer Configured Products or Spare Parts to Quantum. Delivery of the Products, Unique Customer Configured Products or Spare Parts shall be deemed to occur when such Products, Unique Customer Configured Products or Spare Parts are delivered ex-MKE Factory unless MKE's designated Trading Company provides export service to Quantum, in which event delivery shall be deemed to occur when the Products, Unique Customer Configured Products and/or Spare Parts are delivered F.O.B. Japanese Port (Osaka, Kobe or their vicinity) as designated by Quantum.

         [CONFIDENTIAL TREATMENT REQUESTED]

10.      TITLE.

         Title to the Products, Unique Customer Configured Products and/or Spare Parts and risk of loss shall pass to Quantum upon MKE's delivery thereof, as delivery is defined in Section 9 ("Payment Terms") above regardless of any provisions for payment of freight or insurance or form of shipping documents.

                                       5.

11.      DELIVERY.

     11.1. Transportation. The method of transportation and the carrier selected shall be as specified by Quantum in its Purchase Order. All transportation charges, including insurance, shall be paid by Quantum.

     11.2. Packaging. The method of packaging shall be in accordance with specifications established by Quantum from time to time. The cost of packaging for shipment to the United States is included in the price. Each shipment shall include a packing list containing: (i) Purchase Order number, (ii) Product, Unique Customer Configured Products or Spare Part number, and (iii) quantity of shipped Products, Unique Customer Configured Products or Spare Parts. Serial numbers of Products shipped to Quantum shall be delivered concurrently with the packing list but by separate communications in accordance with the parties' standard practices. Quantum shall indemnify and hold harmless MKE from and against any and all liabilities, cost, expenses, loss and damages, arising out of or relating to the packaging for the Products provided that the Products and Spare Parts are packed in conformity with Quantum's specifications.

     11.3. Delivery Times. The delivery dates and quantities specified by Quantum in its Purchase Orders accepted by MKE are firm. If a delivery date, along with the appropriate quantities, is missed by more than five (5) days, then Quantum may reschedule the delivery in question.

12.      INSPECTION AND ACCEPTANCE.

     12.1. MKE Inspection. MKE shall provide and maintain an inspection procedure and quality assurance program for Products and Spare Parts and their production processes. Complete records of all inspection work done by MKE including equipment calibration, shall be made available to Quantum upon its request and reasonable times during the term of this Agreement. Quantum is authorized to perform source inspection and quality assurance audits at MKE's manufacturing facilities, but this shall not relieve MKE of its obligation to deliver conforming Products or waive Quantum's right of inspection and acceptance at destination.

     12.2. Quantum Inspection. All Products, Unique Customer Configured Products and Spare Parts ordered by Quantum under this Agreement shall be subject to inspection and acceptance by Quantum at its destination in accordance with incoming inspection test procedures agreed to by MKE. All Products, Unique Customer Configured Products and Spare Parts shipped, under this Agreement will comply one hundred percent (100%) to the Product Specifications. Products, Unique Customer Configured Products and Spare Parts which fail to pass Quantum's incoming test or inspection requirements for the Products, Unique Customer Configured Products and Spare Parts which have been established by the mutual agreement of Quantum and MKE may be rejected by Quantum and returned to MKE for repair or replacement, with all costs to repair or replace and of transportation (with MKE choosing the carrier) and risk of loss from Quantum's principal facility, to be paid as provided below.

          a. During the Agreement term, and by mutual agreement between Quantum and MKE, MKE shall provide at MKE's expense, at Quantum's facility, technical personnel for purpose of analyzing manufacturing defects found during incoming acceptance tests.

          b. In the event that MKE's technical personnel at Quantum's facility cannot correct defects relating solely to manufacturing defects within a reasonable number of working days following MKE's receipt of Quantum's notice of defects, the non-conforming Products, Unique

                                       6.

Customer Configured Products and Spare Parts may be returned to MKE for repair or replacement. Quantum shall notify MKE prior to return of nonconforming Products, Unique Customer Configured Products or Spare Parts. All returned Products, Unique Customer Configured Products or Spare Parts will be shipped to MKE's designated facility.

          c. All shipments of non-conforming Products, Unique Customer Configured Products or Spare Parts pursuant to (b) above shall be made freight collect and MKE assumes risk of loss and damage during transit. Replacement Products, Unique Customer Configured Products or Spare Parts will be delivered to Quantum, at Quantum's applicable facility, at MKE's expense within thirty
(30) days after the date of receipt of non-conforming Products, Unique Customer Configured Products or Spare Parts by MKE. Should MKE fail to repair or replace rejected Products, Unique Customer Configured Products or Spare Parts and return conforming Products, Unique Customer Configured Products or Spare Parts to Quantum within thirty (30) days, Quantum shall have the option to cancel without cost or liability the purchase of such Products, Unique Customer Configured Products or Spare Parts and receive, at Quantum's option, a credit or rebate if payment has been made. Quantum shall pay freight charges, insurance and other customary charges for transportation for improperly rejected Products, Unique Customer Configured Products or Spare Parts. Notwithstanding the foregoing, Quantum and MKE shall separately negotiate in good faith if either party believes that different procedures for repair and replacement of WSSG Products or other new Products should be established because of the differences in such Products.

          d. It is understood that all costs to repair or replace and of transportation with respect to defective Products, Unique Customer Configured Products or Spare Parts shall be [CONFIDENTIAL TREATMENT REQUESTED].

     12.3. Quantum Corrections. Quantum may attempt to correct deficiencies with Spare Parts purchased under this Agreement. Such correction by Quantum shall neither invalidate nor act as a waiver of Quantum's rights to satisfaction under
Section 12.2 ("Quantum Inspection") above nor affect any other terms of this Agreement, including, but not limited to, the warranty under Section 13 ("Warranty"). The act of payment for Products or Spare Parts shall not of itself signify acceptance by Quantum of the Products or Spare Parts.

     12.4. Non-conforming Acceptance. Quantum may choose to accept Products, Unique Customer Configured Products or Spare Parts which fail to conform in a minor aspect to the specifications established by this Agreement without prejudice to its right to reject non-conforming items in the future. If Quantum so chooses, Quantum will notify MKE of its intent to accept non-conforming items. MKE agrees to negotiate in good faith a price reduction for such items based upon Quantum's added expenses to correct such deficiencies provided that the basis for non-conformance is not the result of a design defect. After the parties agree on a price Quantum will notify MKE that Quantum has accepted the non-conforming items.

     12.5. Lot Failures. If a lot fails the acceptance quality yield level established by the parties from time to time then Quantum may reject the entire lot and require MKE technical personnel to verify individual Products in the lot as acceptable provided that the basis for failure of quality yield level is not the result of a design defect.

                                       7.

     12.6. Ongoing Reliability Testing. MKE shall perform ongoing reliability testing in a manner and frequency mutually agreed upon by the parties from time to time.

     12.7. OEM Customer Inspection. MKE shall allow with prior arrangement, Quantum's OEM customers to perform or cause to be performed inspection, audit and/or test of Product and/or manufacturing process. The OEM customer is to be accompanied by a Quantum employee(s) who will be the interface between the OEM customer and MKE.

13.      WARRANTY, PATENT INDEMNIFICATION.

     13.1. MKE Warranty. The MKE warranty period extended to Quantum shall be [CONFIDENTIAL TREATMENT REQUESTED]. Such warranty period shall commence from the date of delivery of Products by MKE to Quantum as described in Section 9 ("Payment Terms") hereof. All Products, Unique Customer Configured Products or Spare Parts furnished under this Agreement, except for software/firmware and product interface components supplied by Quantum, will be warranted by MKE to be free of defects in materials and workmanship, and will conform to applicable Product Specifications, drawings and/or samples provided or incorporated in this Agreement. Notwithstanding the above, the warranty period may be extended by mutual agreement. The terms of the warranty periods will be reviewed on an annual basis. Quantum and MKE agree to negotiate in good faith extensions of the warranty period due to competitive market conditions.

     13.2. Quantum Warranty. Quantum warrants for the period of time that Quantum warrants to its customers from the date of delivery of Products by Quantum to its customers that all Products, Unique Customer Configured Products and Spare Parts furnished under this Agreement will be free from defects in design. These warranties shall survive any inspection, delivery, payment and termination or expiration of this Agreement, and shall run to MKE and MKE Customers, or its successors and assigns.

     13.3. Remedy. Correction of warranty defects hereunder shall be performed at either Quantum's or MKE's facility, as MKE and Quantum shall agree. MKE shall, with the mutual agreement of Quantum, repair or replace all defective Products, Unique Customer Configured Products and Spare Parts within thirty (30) days of receipt of defective Products returned to it by Quantum. During the term of this Agreement, and if mutually agreed between Quantum and MKE, MKE shall provide, at Quantum's facility, technical personnel for the purpose of analyzing and repairing defects in the Products, Unique Customer Configured Products and Spare Parts. Notwithstanding the foregoing, Quantum and MKE shall separately negotiate in good faith if either party believes that different procedures for repair and replacement of WSSG Products or other new Products should be established because of the differences in such Products.

     13.4.  Warranty  Costs.  [CONFIDENTIAL TREATMENT REQUESTED]

                                       8.

[CONFIDENTIAL TREATMENT REQUESTED]. The parties shall review on a semi-annual basis the procedures for warranty repairs and allocation of warranty expenses as well as the reimbursement policy for such warranty repairs as hereinafter set forth. Initially, a report shall be prepared by MKE and Quantum on a calendar quarterly basis indicating the warranty costs incurred by the parties pursuant to this Section 13. Within thirty (30) days after a warranty cost report is submitted, the owing party shall reimburse the owed party. Any disputes pursuant to this Section 13 shall be resolved by arbitration in the manner established by
Section 19 ("Arbitration") below.

     13.5. Exclusive Remedy. THE WARRANTIES SET FORTH ABOVE CONSTITUTE THE SOLE AND EXCLUSIVE REMEDY OF MKE AND QUANTUM REGARDING THE PERFORMANCE OF THE PRODUCTS. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, QUANTUM AND MKE MAKE NO WARRANTIES, EXPRESS OR IMPLIED, AND HEREBY EXPRESSLY DISCLAIM ALL OTHER WARRANTIES, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. NEITHER MKE OR QUANTUM SHALL BE LIABLE FOR CONSEQUENTIAL DAMAGES.

     13.6. Warranty and Service by MKE for Sales by MKE to MKE Customers. MKE shall at its cost, expense and responsibility, warrant the Products and/or provide after-sales service on the Products sold to MKE Customers hereunder. Notwithstanding, Quantum shall at MKE's request provide in good faith reasonable technical advice and assistance regarding Product design in support of such warranty and after-sales service. Quantum shall reasonably support MKE's requests regarding customer specifications, firmware changes, and assignment of part numbers for Product sold hereunder. The parties agree to negotiate in good faith reasonable terms and conditions regarding any specification and/or schedule changes.

     13.7. Patent Indemnification. The provisions of Section 11 ("Patent Indemnification") of the Master Agreement shall be deemed incorporated into this Agreement.

14.      ENGINEERING CHANGES.

     14.1. MKE Changes. MKE shall notify Quantum of any Engineering Change proposed to be made by MKE to the Product, Spare Parts, or manufacturing process and shall supply a written description of the expected effect of the Engineering Change on the Product or manufacturing process, including the effect on performance, all test results of the proposed change, reliability, quality and serviceability and any cost changes expected by the Engineering Change. In deciding whether or not to give its consent to the inclusion of an MKE-proposed Engineering Change, Quantum may elect to evaluate parts and/or designs specified as part of the proposed change. Quantum agrees to approve or disapprove MKE-proposed changes or respond with alternate proposals within sixty (60) working days of receipt of a written request including all necessary documentation and materials to correctly evaluate the requested change for changes requiring customer approval and ten (10) working days for changes requiring only Quantum approval.

                                       9.

Quantum will use its best effort to reduce the response time for MKE - proposed changes that require customer approval.


     14.2. Quantum Changes. Quantum may request, in writing, that MKE incorporate an Engineering Change into the Product or a manufacturing process. Such request will include a description of the proposed change sufficient to permit MKE to evaluate its feasibility and the proposed effect on quality, reliability, performance, cost and serviceability. Within ten (10) working days of such request by Quantum, MKE will advise Quantum of the terms and conditions under which it would make the Engineering Change requested by Quantum. MKE's evaluation shall be in writing and shall state the cost savings or increase, if any, expected to be created by the Engineering Change, and its effect on the performance, quality, reliability, safety, appearance, dimensions, tolerance, inventory cost and lead time, provided such advice and evaluation by MKE shall be deemed conditional only and such change request shall be of no force and effect until such time as Quantum and MKE shall agree in writing upon a commensurate increase or decrease in the purchase price or revision of delivery schedule or both. If Quantum requests MKE in writing to incorporate an Engineering Change into the Product or manufacturing process and it is agreed to by MKE, the Product Specifications will be amended as required. MKE shall not unreasonably refuse to incorporate Quantum's Engineering Changes into the Product or manufacturing process.

15.      SPARE PARTS.

     15.1. Spare Parts During Product Manufacture. During the manufacture of the Products Quantum shall have the right to order all piece parts for the purpose of providing service on the Products by Quantum, or any authorized third party repair organization. Quantum will order Spare Parts with at least ninety (90) days lead time and MKE agrees to supply the Spare Parts.

     15.2. Prices of Spare Parts During Product Manufacture. The prices of all piece parts or subassemblies that compose the Product [CONFIDENTIAL TREATMENT REQUESTED] of the total Product price to Quantum.

     15.3. Spare Parts After Termination of Product Manufacturing. Quantum shall have the right to purchase the recommended Spare Parts and MKE agrees to supply these Spare Parts for a period of seven (7) years after discontinuance of a relevant model of a Product. Quantum shall also have the right to purchase all mutually agreed upon individual piece parts from MKE or their vendors during this time period so that MKE is not required to stock every individual piece part. MKE will assist Quantum in purchasing and obtaining the best prices from their vendors.

     15.4. Prices for Spare Parts After Termination of Product Manufacturing. After termination of this Agreement, Prices for the Spare Parts shall be mutually agreed upon, however, the parties agree to negotiate commercially reasonable prices for said Spare Parts. At Quantum's option certain Spare Parts of U.S. manufacture may be purchased directly from the manufacturers. Warranty for MKE - supplied Spare Parts will be the same as for the Product under Section 13 ("Warranty"). Order lead times and payment terms for parts and subassemblies shall be the same as for Spare Parts.

16.      DOCUMENTATION.

     16.1. Quantum's Brands.

          a. Quantum grants to MKE the right to apply such of Quantum's Brands to the Products to be manufactured and delivered to Quantum pursuant to this Agreement as Quantum shall direct upon reasonable written notice. Quantum's Brands shall not be used in combination with any

                                      10.

other tradenames, trademarks, characters, figures or marks by MKE without the prior written approval of Quantum. Quantum represents and warrants that it is the sole and exclusive owner of Quantum's Brands and that the use thereof on the Product will not infringe the rights of any third party.

          b. Quantum's Brands shall be affixed to each unit of the Product, in such manner as may be specified by Quantum trademark guidelines issued by Quantum to MKE from time to time.

          c. Quantum shall indemnify and hold harmless MKE from and against any and all liabilities, costs, expenses, loss and damages, including reasonable counsel fees and expenses for the cost of settlement, arising out of or relating to any claim by any third party of any proprietary right or interest in Quantum's Brands or any claim relating to any art work, labeling and other printed matters supplied by or included at the direction of Quantum. Quantum shall, at the request of MKE, assume the defense of any action or suit against MKE relating hereto, by reputable counsel reasonably acceptable to MKE retained at Quantum's expense, and shall pay any damages assessed against or otherwise payable by MKE as a result of the disposition of any such action or suit. MKE shall promptly notify Quantum of the commencement of any such action or suit, or threats thereof, and Quantum shall be afforded the opportunity to determine the manner in which such action or suit should be handled or otherwise disposed of. Quantum shall not effect any settlement that does not provide for the full and unconditional release of all applicable claims against MKE without MKE's prior written consent. Notwithstanding the foregoing, if MKE is a named party in any action or suit, MKE may participate in any such action or suit at its own expense and by its own counsel. MKE shall not undertake to settle, or agree to any settlement herein, without first obtaining the written consent of Quantum.

17.      COMPONENTS.

     MKE and Quantum agree to work together and mutually agree on sourcing of parts components to insure that consideration be given to sources outside MKE, given price, quality, delivery and other procurement considerations are equal.

     While Quantum and MKE will jointly develop the specifications for the key components and parts, Quantum shall be responsible for establishing the actual specifications for such components and parts. MKE shall be responsible for the components and parts after such components and parts successfully pass MKE's incoming test inspection subject to Section 13.1 ("MKE Warranty") and Section
13.2 ("Quantum Warranty") hereof. Notwithstanding the aforesaid, should the application of the previous sentence work a hardship on either party, Quantum and MKE shall, in good faith, negotiate a reasonable commercial solution.

     It is contemplated that all components and parts for the Products or Unique Customer Configured Products will be either provided by MKE or other worldwide sources resulting in the lowest total cost.

     Quantum shall provide reasonable assistance to MKE to resolve any material problems of such components and parts if such problems may occur after the commencement of mass-production of such components and parts.

18.      TERM AND TERMINATION.

     18.1. Term. This Agreement shall be effective as of the date first set forth above and shall continue in effect for the same period of time as the Master Agreement remains in effect. In the event the Master Agreement terminates for any reason, this Agreement shall terminate concurrently. In the event

                                      11.

the term of the Master Agreement is extended for any reason, this Agreement shall automatically be extended for the same period of time.

18.2.   [CONFIDENTIAL TREATMENT REQUESTED]

                                      12.

[CONFIDENTIAL TREATMENT REQUESTED]

          b. [CONFIDENTIAL TREATMENT REQUESTED].


18.3.    Rights Upon Termination.

          a. In the event of any termination of this Agreement following completion of the wind down period under Section 18.2, Articles 1, 6, 9, 13, 15, 16, 19, 20 and 21, and Sections 18.2 and 18.3 shall survive.

          b. In addition, in the event of any valid termination of this Agreement by MKE under Section 18.2 ("Termination") due to a material breach by Quantum, MKE shall be entitled to damages as awarded in arbitration pursuant to
Section 19 ("Arbitration").

          c. In addition, in the event of any valid termination of this Agreement by Quantum under Section 18.2 ("Termination") due to a material breach by MKE, Quantum shall be entitled to damages as awarded in arbitration pursuant to Section 19 ("Arbitration").

          d. This Section sets forth the sole remedy of a party in the event of a material breach of this Agreement by the other party.

19.      ARBITRATION.

     This Agreement shall be governed in all respects by the laws of the United States of America and by the laws of the State of California, excluding its conflict of law provisions. This Agreement is prepared and executed in the English language only and any translation of this Agreement into any other language shall have no effect. All disputes, controversy or claim arising out of or relating to this Agreement, or the breach, termination, or invalidity thereof, shall be settled by arbitration in Geneva, Switzerland, in accordance with the United Nations Commission on International Trade Law (UNCITRAL) Arbitration Rules. The language of the arbitration shall be English. The award rendered by the arbitrator shall include costs of the arbitration, reasonable attorneys' fees and reasonable costs for experts and other witnesses. Judgment on the award may be entered in any court having jurisdiction. The parties agree that the arbitrator shall have the authority to issue interim orders for provisional relief, including, but not limited to, orders for injunctive relief, attachment or other provisional remedy, as necessary to protect either party's name, proprietary information, trade secrets, know-how or any other proprietary right. The parties agree that any interim order of the arbitrator for any injunctive or other preliminary relief shall be enforceable in any court of competent jurisdiction. In addition, either party shall be free to seek provisional relief from any court of competent jurisdiction, in order to protect that party's name or proprietary rights, prior to or after the arbitration procedure set forth in this Section.

     Anything in this Agreement to the contrary notwithstanding, in no event shall the failure to agree upon the prices of the Products and the minimum quantities be subject to arbitration.

                                      13.

20.      GOVERNMENTAL CONSENTS.

     20.1. Compliance with Laws. All parties agree during the term of this Agreement to comply with all applicable laws of any country or government authority including, but not limited to Foreign Exchange and Foreign Trade Control Act and Export Trade Control Order of Japan and administrative guidance prohibiting use of products or technology for design or manufacture of nuclear weapons, chemical weapons, biological weapons or missiles, or Export Administration Act and Regulations of the United States. The parties recognize and agree that products and technology delivered or transferred from one party to the other party may be subject to restrictions on export or re-export imposed by the United States Department of Commerce or the Ministry of International Trade and Industry of Japan.

21.      MISCELLANEOUS.

     21.1. Nonassignability. Except as specifically permitted by this Agreement, neither party may assign, transfer or sublicense any of the rights or obligations arising under this Agreement (including any affiliate or subsidiary of a party) other than to a successor to its entire business by reason of merger or sale of assets provided that the other party first receives written notice of any such proposed merger or sale of assets and the intended successor in interest of such proposed merger or sale of assets pursuant to such transaction acknowledges in writing to be bound by the terms and conditions of this Agreement, without the prior written consent of the other party, and any attempted assignment without such consent shall be void and without effect.

     21.2. Failure to Enforce. The failure of either party to enforce at any time or for any period of time the provisions of this Agreement shall not be construed to be a waiver of such provisions or of the right of such party to enforce each and every such provision.

     21.3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, United States of America, excluding its conflict of law provisions.

     21.4. Severability. In the event that any of the provisions of this Agreement shall be held by a court or other tribunal of competent jurisdiction to be unenforceable, the remaining portions of this Agreement shall remain in full force and effect.

     21.5. Notices. Any notice which any party desires or is obligated to give to the other shall be given in writing and sent to the appropriate address shown below or to such other address as the party to receive the notice may have last designated in writing in the manner herein provided. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effective (i) if personally delivered, at the time delivered by hand, (ii) if delivered by facsimile transmission, upon confirmation of transmission, (iii) if by courier, on the business day such courier guarantees delivery, and (iv) if delivered by U.S. Mail, seven (7) business days after deposit in the U.S. mail, postage prepaid, all properly addressed as follows:

                              Quantum Corporation
                              500 McCarthy Boulevard
                              Milpitas, CA 95035
                              Attention: Chief Executive Officer
                              facsimile: (408) 232-6798

                                       14.

                              Matsushita-Kotobuki Electronics
                              Industries, Ltd.
                              8-1 Furujin-Machi
                              Takamatsu-City, Kagawa 760, Japan
                              Attention: Takashi Honjo, President
                              facsimile: 011-81-(878) 511047

                              Quantum Peripherals (Europe) SA
                              Champs-Montants 16a
                              CH-2074 Marin-Epagnier
                              Neuchatel, Switzerland
                              Attention: Chief Executive Officer
                              facsimile: 011-41-32-753-5541

                              Ireland Kotobuki Electronics, Ltd.
                              Finnabair Industrial Park, Coe's Road
                              Dundalk, Co Louth
                              The Republic of Ireland
                              Attention: Managing Director

                              Kotobuki Electronics Industries (s) Pte. Ltd. 2 Corporation Road #02-01/12, #04-01/12
                              Corporation Place
                              Singapore  618494

     21.6.  Entire  Agreement.  Except for the Master  Agreement,  an  Inventory
Storage Agreement between the parties effective December 8, 1993, a Revised Hydrodynamic Spindle Motor Proprietary Right and Manufacturing Agreement between the parties effective February 3, 1995, and a Limited Voice Messaging/Processing Industry Sales Agreement between the parties effective July 28, 1993, as well as any agreements between the parties regarding the establishment and operation of TA Diamond LLC (which may be known in future as Quantum-MKE Components LLC), and the supply of products manufactured by such entity, this Agreement and any attachments or exhibits hereto constitute the entire agreement among the parties pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties are expressly canceled. Any modifications of this Agreement must be in writing and signed by duly authorized officers of all parties.

     21.7. Force Majeure. In the event of any delay in performance or failure of performance of obligations under this Agreement by either party due to any causes arising from acts of God, war, mobilization, riot, strike, fire, earthquake, flood, embargo, delay of carrier, power failure or attributable to acts, events or omissions beyond the reasonable control of the party concerned, such delay or failure of performance shall not be deemed a default and the party so delayed or prevented shall be under no liability for loss or injury suffered by the other party. Nothing in this paragraph shall affect the right of either party to terminate this Agreement as otherwise provided herein.

     21.8. LIMITATION OF LIABILITY. IN NO EVENT AND UNDER NO CIRCUMSTANCES SHALL ANY PARTY UNDER THIS AGREEMENT BE LIABLE FOR ANY

                                      15.

SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSS OF PROFITS OF THE OTHER PARTY OR PARTIES OR ANY EXPENDITURES, COSTS OR INVESTMENTS MADE OR INSURED BY THE OTHER PARTY OR PARTIES AS PROVIDED HEREIN.

     21.9. Binding. This Agreement does not apply to the design, manufacture or supply to or from TA Diamond LLC, of products or components to either party hereunder, which are addressed by separate agreement among the parties hereto and TA Diamond LLC.

     21.10. Agency. This Agreement does not create a principal to agent, employer to employee partnership, joint venture, or any other relationship except that of independent contractors between Quantum and MKE.

     21.11. Headings. Headings to Paragraphs and Sections of this Agreement are to facilitate reference only, do not form a part of this Agreement, and shall not in any way affect the interpretation hereof.

     21.12. Trading Company. Unless otherwise agreed to in writing by MKE and Quantum, MKE and Quantum agree that either Quantum will establish a "trading company" (as hereafter defined) or establish a relationship with an existing trading company acceptable to MKE, for the purpose of expediting the necessary documentation for that shipment of Products and Spare Parts under this Agreement and the importation of components and parts by Quantum for MKE and may be responsible pursuant to the specific terms and times of payment as provided for elsewhere in this Agreement for the collection and payment of all monies due to the appropriate party under this Agreement during the term of this Agreement and any other functions necessary to carry out the business between Quantum and MKE. A "trading company" shall mean such organization existing, or to exist, which is, or shall be, able to effect the functions described in the proceeding sentence. At any time during the term of this Agreement, Quantum shall have the right to establish its own trading company to act as such in replacement of any prior existing relationship, or Quantum may change its relationship from a non-Quantum affiliated trading company to any other non-Quantum affiliated trading company, with the written consent of MKE, which shall not be unreasonably withheld.

                                      16.

       IN WITNESS WHEREOF, the parties hereto here caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written. Notwithstanding such execution, this Agreement shall become effective only after obtaining required approval of the government of Japan.

                                          QUANTUM CORPORATION


                                          By: /s/ Michael Brown
                                              ----------------------------------
                                              Name: Michael Brown
                                              Title: President and CEO

                                          QUANTUM PERIPHERALS
                                          (EUROPE) SA


                                          By: /s/ Andrew Kryder
                                              ----------------------------------
                                              Name: Andrew Kryder
                                              Title:

                                          MATSUSHITA-KOTOBUKI
                                          ELECTRONICS INDUSTRIES, LTD.


                                          By: /s/ Takashi Hanjo
                                              ----------------------------------
                                              Name: Takashi Hanjo
                                              Title: President

                                          IRELAND KOTOBUKI
                                          ELECTRONICS INDUSTRIES, LTD.


                                          By: /s/ Yoshiyuki Aono
                                              ----------------------------------
                                              Name: Yoshiyuki Aono
                                              Title: Managing Director

                                          KOTOBUKI ELECTRONICS
                                          INDUSTRIES (S) PTE. LTD.

                                          By: /s/ Hironijo Sakioka
                                              ----------------------------------
                                              Name: Hironijo Sakioka
                                              Title: Managing Director

                     AMENDED AND RESTATED PURCHASE AGREEMENT

                                      17.